Schedule A

Limited Power of Attorney for Section 16 Reporting Obligations

With respect to holdings of and transactions in securities issued by Skyward Specialty Insurance Group, Inc. (the “Company”), the undersigned hereby constitutes and appoints the officers and/or employees of the Company listed on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.	Execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. Additionally, I hereby revoke, terminate, and make void all authorizations and/or designations of any individual as an attorney-in-fact executed prior to the date hereof to execute and file on my behalf SEC Section 16 forms of the Company.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Schedule A

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 18 day of June, 2026.

/s/Peter C. Hearn
PETER C. HEARN

STATE OF	Colorado	§
§
COUNTY OF	Eagle	§

Before me, Maricela Luevanos, Notary, on this day personally appeared Peter C. Hearn, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this      18      day of June, 2026.

/s/Maricela Luevanos
NOTARY PUBLIC

MARICELA LUEVANOS

NOTARY PUBLIC

STATE OF COLORADO

NOTARY ID 20044040781

MY COMMISSION EXPIRES MARCH 28, 2029

Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution.

1.	Patricia A. Ryan

2.	Michael H. Block

3.	Stacy E. Skelton